Exhibit 3.5
BIOMED PROPERTY, L.P.
CERTIFICATE OF LIMITED PARTNERSHIP
          The undersigned does hereby form a limited partnership pursuant to the laws of the State of Maryland.
          FIRST: The name of the limited partnership (hereinafter referred to as the “Company”) is BioMed Property, L.P.
          SECOND: The address of the principal office of the Company in the State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.
          THIRD: The name and address of the resident agent of the Company are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.
          FOURTH: The name and address of the general partner of the Company are BioMed Property Trust, Inc., 17140, Bernardo Center Drive, Suite 195, San Diego, California 92128. The general partner is a Maryland corporation.
          FIFTH: The Company shall have a perpetual existence and shall be subject to the provisions of Section 10-801 of the Maryland Revised Uniform Limited Partnership Act.
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          IN WITNESS WHEREOF, I have signed this Certificate of Limited Partnership and acknowledged them to be my act this 30th day of April, 2004.

WITNESS:	GENERAL PARTNER:

	By:	BIOMED PROPERTY TRUST, INC., a Maryland corporation

/s/ John F. Wilson II	By:	/s/ Gary A. Kreitzer
Gary A. Kreitzer
Executive Vice President, General Counsel and Secretary